EXHIBIT 99.1

News Release dated November 21, 2012

NEWS RELEASE

IRVINE, Calif., Nov. 21, 2012 (GLOBE NEWSWIRE) -- New Western Energy Corp. (OTCBB:NWTR), an independent energy company engaged in the acquisition, exploration, development and production of oil, gas and minerals primarily in North America, today announced that it has retained Caplain Group Limited., London, England, to act as its investment banker.

Among other things Caplain Group Limited. will assist with New Western's financing efforts to secure additional capital by initially acting as placement agent for a "best efforts" offering to raise up to $5 million through the sale of equity. The funds will be used for expansion of its drilling and production programs and fulfillment of its growth strategy.

Javan Khazali, CEO and President of New Western Energy Corp., said, "We are very excited to work with Caplain Group to assist us with our capital raising needs. The additional funding will be used to expand our drilling operations and work-over programs on our properties in Texas, Oklahoma and Kansas, while also securing the requisite infrastructure to streamline our future growth. Caplain's management has an impressive track record of locating funding for resource companies such as ours."

Tom Evans, Director at Caplain commented, "New Western Energy is an innovative company that is poised to make a meaningful difference in the energy market and we are excited to have been chosen to aid them in their need for acquiring funding to continue their impressive growth strategy."

About New Western Energy Corp.

New Western Energy Corp. is an independent energy company engaged in the acquisition, exploration development and production of oil, gas and minerals primarily in North America. To learn more about the Company, visit: http://www.newwesternenergy.com.

About Caplain Group Limited.

The Caplain Group companies consist of corporate finance, investment advisory, stockbroking, wealth management and corporate turnaround specialist firms, all with a focus on innovation and delivery. Our group comprises Caplain Limited, Caplain Capital Limited, Caplain International Limited and Caplain Capital FX.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated production. Actual results could differ from those projected in any forward-looking statements due to numerous factors including, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "probable," "possible," "recoverable" or "potential" reserves among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and our other filings with the SEC at www.sec.gov or from us at New Western Energy Corp., 20 Truman, Suite 204 Irvine, CA 92620.

CONTACT: Javan Khazali
(949) 435-0977
info@newwesternenergy.com